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                                                                  EXHIBIT 10.46

                           INTERCOMPANY LOAN AGREEMENT

        THIS INTERCOMPANY LOAN AGREEMENT (the "Agreement") is amended as of this 10th day of April, 1998, by and between Hyundai Electronics America, a California corporation ("HEA"), and Maxtor Corporation, a Delaware corporation ("Maxtor").

                                    RECITALS

        1. Maxtor desires to borrow from HEA from time to time such amount or amounts, not to exceed an aggregate outstanding principal amount of $100,000,000 at any one time, as it may require to meets its day-to-day operational expenses and working capital needs.

        2. HEA is willing to lend to Maxtor from time to time such amounts or amounts, subject to certain terms and conditions.

        NOW, THEREFORE, HEA and Maxtor hereby agrees as follows:

        1. The Loan.

               1.1 Amount and Term of Loan. HEA agrees upon the terms and conditions of this Agreement, to loan to Maxtor, and Maxtor agrees to borrow from HEA, such amount or amounts as Maxtor may from time to time require to meet its operational expenses and working capital needs, which amount or amounts shall not exceed at any one time an aggregate outstanding principal amount of $100,000,000 (the "Loan"). Each disbursement made to Maxtor under the Loan shall be in the minimum amount of $1,000,000 and shall be in multiples of $10,000.

               1.2 The Note. The Loan will be evidenced by a Promissory Note, in substantially the form attached hereto as Exhibit A duly executed and delivered by Maxtor to HEA (the "Note"). Each disbursement made to Maxtor under the Loan will be set forth on Attachment 1 to the Note with appropriate insertions therein, for the principal amount so loaned. The Note will be payable in accordance with its terms, which are hereby incorporated by reference in this Agreement, and shall bear interest on the aggregate unpaid principal amount thereunder at a rate per annum of ten (10) basis points above HEA's average monthly cost of borrowing (as determined on the date of the applicable disbursement). Any principal amount which is not paid when due (whether as stated, by acceleration or otherwise) shall bear additional interest from and including the date due until the date of payment in full thereof at a rate per annum equal to 2%. Interest shall be payable quarterly on the last day of the last month of each calendar quarter and upon payment in full or any prepayment of the unpaid principal amount thereof.

               1.3 Interest and Repayment. Maxtor shall repay and shall pay interest on the entire outstanding principal balance of the Loan in accordance with the Note.


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               1.4 Prepayment. Maxtor may at any time and from time to time prepay the Loan in whole or in part without penalty; provided that any such prepayment shall be in the minimum amount of $1,000,000.

        2. Disbursements.

               2.1 General. HEA agrees to make disbursements of the Loan at such times and in such amounts as Maxtor may from time to time request, provided that the conditions set forth in Section 2.2 below have been satisfied.

               2.2 Conditions to Disbursement. The obligation of HEA to disburse any portion of the Loan shall be subject to the following conditions:

                (a) Maxtor shall have duly executed the Note and appropriate insertions evidencing the amount of the disbursement shall have been made on Attachment 1 to the Note.

                (b) No Event of Default (defined in Section 5.1) shall have occurred and be continuing and no event which with notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing.

                (c) The representations and warranties of Maxtor contained in
Section 4.1 shall be true on and as of the date of the disbursement.

                (d) No material adverse change shall have occurred and be continuing with respect to the assets, operations, financial condition or prospects of Maxtor.

                (e) The Proposed disbursement would not cause the outstanding principal balance of the Loan to exceed $100,000,000.

        3. Term of Agreement.

               This Agreement shall be in full force and effect from the date set forth above and shall terminate at the end of one (1) year thereafter, unless extended for a longer period upon mutual written agreement of the parties in accordance with Section 6.5 hereof.

        4. Representations and Warranties.

               4.1 Representations and Warranties of Maxtor. Maxtor hereby represents and warrants to HEA as follows:

                (a) On and as of the date of this Agreement, Maxtor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted and to execute and deliver, and to perform its obligations under, this Agreement and the Note.


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                (b) This Agreement and the Note, and all actions contemplated to be taken thereunder, have been duly authorized by all necessary corporate and other actions required on the part of the Maxtor.

                (c) The execution and delivery of this Agreement and the Note, and the taking of any and all actions contemplated thereby, will not constitute a breach or default under, or be in conflict with, any contractual or other obligation by which Maxtor is bound.

               4.2 Representation and Warranties of HEA. HEA hereby represents and warrants to Maxtor as follows:

                (a) On and as of the date of this Agreement, HEA is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite power and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted and to execute and deliver, and to perform its obligations under, this Agreement.

                (b) This Agreement and all actions contemplated to taken thereunder, have been duly authorized by all necessary corporate and other actions required on the part of HEA.

                (c) The execution and delivery of this Agreement and the taking of any and all actions contemplated thereby, will not constitute breach or default under, or be in conflict with, any contractual or other obligation by which HEA is bound.

                5. Defaults and Remedies.

               5.1 Events of Default. Any of the following events shall constitute an "Event of Default."

                (a) Failure of Maxtor to pay when due any principal, interest or other amounts owing pursuant to this Agreement or the Note;

                (b) Failure of Maxtor to pay when due (beyond any period of grace allowed with respect thereto) any principal, interest or other amounts owing with respect to any other borrowed money obligation, or if the holder of such other obligation declares, or may declare, such obligation due prior to the stated maturity thereof;

                (c) If any representation or warranty made by Maxtor in any agreement, document or instrument delivered in connection with this Agreement or the indebtedness evidenced hereby proves to be false in any material respect when made;

                (d) If Maxtor violates any other covenant, agreement or condition contained in any agreement, document or instrument executed in connection with the Loan, including but not limited to, the Note, and such violation shall continue for a period of 15 days after notice of such violation is given by HEA to Maxtor; provided, however, that if any such


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violation by its nature cannot reasonably be cured within such 15-day period, no
Event of Default shall be deemed to have occurred or exist if and so long as Maxtor shall commence good faith efforts to effect such cure within such 15-day period and shall diligently and continuously prosecute the same to completion;

                (e) If Maxtor admits in writing its inability to pay its debts as they mature, applies to any tribunal for the appointment of a trustee or receiver of any substantial part of its assets, or commences any proceedings with respect to itself under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or other similar law of any jurisdiction;

                (f) If any such application or any such proceedings described in
(e) above are filed or commenced against Maxtor and Maxtor indicates its approval, consent or acquiescence, or an order is entered adjudicating Maxtor bankrupt or insolvent, or approving the application or petition in any such proceedings, and such order remains in effect for 30 days;

                (g) If Maxtor executes and delivers a definitive agreement with respect to the sale of all or substantially all of its assets, the merger of Maxtor with another entity, whether or not Maxtor is the surviving entity, or the reorganization of Maxtor whereby over 50% of the equity ownership of Maxtor is exchanged for cash, securities of another entity or other property;

                (h) If HEA owns beneficially or of record less than 50% of the voting power of Maxtor; or

                (i) If the Board of Director of Maxtor approves the dissolution or winding up of Maxtor.

        5.2 Remedies. Upon the occurrence and during the continuance of an Event of Default, HEA at its option and with notice as provided in Section 6.1 below to Maxtor may do any one or more of the following:

                (a) Declare all indebtedness arising hereunder immediately due and payable and credit any sums received thereafter in such manner as it elects upon such indebtedness. Such application shall not operate to waive or cure any default existing under this Agreement or to invalidate any notice of default or any action pursuant to such notice and shall not prejudice any rights of HEA under the Note or any other agreement or document contemplated in or by this Agreement. Upon such declaration HEA shall be released from all obligations to Maxtor to advance additional amounts under this Agreement.

                (b) Withhold any one or more disbursements of the Loan proceeds until the default is cured; and/or

                (c) Exercise any or all rights and remedies granted pursuant to this Agreement, the Note and/or any other agreement or document contemplated in or by this Agreement or otherwise permitted by law.

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                6. Miscellaneous.

               6.1 Notices. All notices and communications required or permitted under this Agreement must be in writing and must be either hand-delivered, telecopied, sent by registered or certified first-class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and communications will be deemed to have been given upon receipt, if hand-delivered or sent by telecopy, five (5) days after mailing if sent by mail, and one (1) day after dispatch if sent by express courier, to the address of the receiving party set forth at the signature page of this Agreement or at such other address as may be specified by a notice given in accordance with Section 6.1.

               6.2 Governing Law; Severability. This Agreement will be governed by and construed in accordance with the laws of the State of California excluding those laws pertaining to conflicts of laws. If any provision of this Agreement is determined by a court of competent jurisdiction to be unlawful or unenforceable in any jurisdiction, then such provision will be enforced to the maximum extent permissible under applicable law, and the remaining provisions of this Agreement will remain in full force and effect.

               6.3 Successors and Assigns. This Agreement and the Note shall be binding upon and shall inure to the benefit of Maxtor and HEA and their respective successors and assigns, except that neither party will have the right to assign its rights hereunder or any interest herein without the prior written consent of the other party.

               6.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so delivered will be deemed an original, and all of which will constitute but one and the same instrument.

               6.5 Amendment; Waiver. This Agreement and the Note may not be amended or modified except by a writing executed by Maxtor and HEA. No right under this Agreement may be waived except by a writing signed by the party waiving such right, and no waiver of one breach of this Agreement will constitute a waiver of subsequent breaches of the same or of a different nature.

               6.6 Entire Agreement. This Agreement and the exhibits hereto (each of which are incorporated herein) constitute the entire agreement and understanding of the parties regarding the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, whether written or oral, with respect thereto.

        IN WITNESS WHEREOF, Maxtor and HEA have each caused this Agreement to be executed and delivered on the date first set forth above.

HYUNDAI ELECTRONICS AMERICA               MAXTOR CORPORATION


By: /s/ Authorized Signatory              By: /s/ Paul J. Tufano
   ---------------------------------         -----------------------------------

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Its: V.P. Finance and CFO                 Its:
   ---------------------------------         -----------------------------------
Address:    3101 North First Street       Address:   510 Cottonwood Drive
            San Jose, CA  95134                      Milpitas, CA  95035
            Telecopier No:                           Telecopier No:
            (408) 232-8101                           (408) 432-4480

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                                    Exhibit A

                                 PROMISSORY NOTE

$100,000,000                                                      April 10, 1998


        For value received, Maxtor Corporation, a Delaware corporation (the "Company"), hereby promises to pay to the order of Hyundai Electronics America, a California corporation (the "Holder"), such aggregate amount as may be advanced hereunder (as reflected on Attachment 1) up to the principal sum of One Hundred Million United States Dollars (US $100,000,000), together with interest as set forth in Section 2 below, in immediately available funds at the address of the Holder, or at such other office within the United States as the Holder may designate, from time to time, for notices to be delivered to the Holder pursuant to Section 6.1 below.

        This Note shall be subject in all respects to the terms of the Loan Agreement referred to below and to the following terms and conditions:

        1. Term. Subject to Section 3 below, the unpaid principal amount outstanding, as reflected on Attachment 1, together with accrued interest on this Note, shall be due and payable on April 10, 1999, or such later date as is the termination date of the Loan Agreement (as defined below).

        2. Interest. The Company promises to pay interest on the unpaid principal amount outstanding from time to time hereunder until such principal amount is paid in full, at a rate per annum equal to ten (10) basis points above HEA's average monthly cost of borrowing (as determined on the date of the applicable disbursement). Interest under this Note shall be calculated on the basis of the actual number of days elapsed over three hundred sixty (360) days. All interest accrued under this Note shall be payable on a calendar quarter basis on the last day of the last month of each calendar quarter and upon payment in full or any prepayment of the principal amount outstanding hereunder.

        3. Right to Prepay. Upon payment of accrued interest on this Note, the Company may prepay this Note, in whole or in part, from time to time, without penalty; provided that any such prepayment shall be in the minimum amount of $1,000,000.

        4. Loan Agreement. This Note is the Note referred to in, and is entitled to the benefits of, that certain Intercompany Loan Agreement dated April 10, 1998 between the Company and the Holder (the "Loan Agreement"), the terms of which are hereby incorporated by reference into this Note. If principal or interest is not paid when due or should any other Events of Default as specified in the Loan Agreement occur, and all remedies available to the Holder under the Loan Agreement shall come fully into force.

        5. Waiver of Rights. The Company hereby waives grace (except as expressly provided herein), demand, presentment for payment, notice of demand, notice of non-payment or


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dishonor, protest and notice of protest, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' costs and other expenses. The right to plead any and all statutes of limitation as a defense to any demands hereunder is hereby waived to the fullest extent permitted by law.

        6. Miscellaneous.

               6.1 Notices. All notices and communications required or permitted under this Note must be in writing and must be either hand-delivered, telecopied, sent by registered or certified first-class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and communications will be deemed to be given upon receipt, if hand-delivered or sent by telecopy, five (5) days after mailing if sent by mail, and one (1) day after dispatch if sent by express courier, to the address of the receiving party in accordance with Section 6.1 of the Loan Agreement.

               6.2 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to reasonable attorneys' fees and costs, in addition to any other relief to which such party may be entitled.

               6.3 Heading. The headings of the sections contained in this Note are inserted for convenience only and do not form a part, or affect the meaning, construction or scope, hereof.

               6.4 Absolute Obligation. No provisions of this Note shall alter or impair the obligation of the Company, which obligation is absolute and unconditional, to pay the amount of this Note at the time, place and in the manner herein described.

               6.5 Maximum Rate of Interest. Notwithstanding any other provision of this Note or any document or instrument executed or delivered in connection with this Note, interest, fees and the like shall not exceed the maximum rate permitted by law.

               6.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California, excluding these laws pertaining to conflicts of law. Any action against the undersigned concerning this Note and the indebtedness evidenced hereby may be brought in any court of competent jurisdiction located in the State of California, and the undersigned hereby accepts the non-exclusive jurisdiction of any such court and waives, to the fullest extent permitted by law, the defense of an inconvenient forum to maintenance of such action.

        The Company has caused this Note to be signed in its name by its duly authorized officers.



                                        MAXTOR CORPORATION

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                                        By:
                                           -------------------------------------

                                        Its:
                                            ------------------------------------


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